                                                                    EXHIBIT 23.1



    We hereby consent to the description of our opinion and to the reference to our firm under the caption "Certain United States Federal Income Tax Considerations" and to the reference to our firm under the caption "Legal Matters" in the Prospectus forming part of the KMC Telecom Holdings, Inc. Registration Statement on Form S-4, and to the filing of this consent as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we come within the categories of persons whose consent is required under Section 7 of the Securities Act of 1933.



                                          /s/ KELLEY DRYE & WARREN LLP



July 9, 1998
New York, New York